Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ball Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado

February 25, 2009